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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 24, 1998





                              GOODMARK FOODS, INC.
             (Exact name of registrant as specified in its charter)


     NORTH CAROLINA               0-13944                   56-1330788
     (State or other       (Commission File No.)          I.R.S. Employer
      jurisdiction                                     Identification Number
    of incorporation)


             6131 FALLS OF NEUSE ROAD, RALEIGH, NORTH CAROLINA 27609
                    (Address of principal executive offices)


                                 (919) 790-9940
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 5.           OTHER EVENTS.

         On July 24, 1998, GoodMark Foods, Inc. ("GoodMark") and ConAgra, Inc. ("ConAgra") issued a joint press release regarding the exchange ratio for GoodMark's proposed merger with ConAgra. A copy of the press release is attached hereto as Exhibit 99.01 and incorporated by reference herein.

ITEM 7.

         (C)      EXHIBITS

           Exhibit No.                   Description of Exhibit

           99.01                         Press release, dated July 24, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GOODMARK FOODS, INC.


                                  By: /s/ Paul L. Brunswick
                                      -------------------------
Dated: July 24, 1998                  Paul L. Brunswick
                                      Vice President and Chief Financial Officer



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                                  EXHIBIT INDEX



           Exhibit No.                   Description of Exhibit

           99.01                         Press release, dated July 24, 1998

























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EXHIBIT 99.01

                         GOODMARK AND CONAGRA ANNOUNCE
                                 EXCHANGE RATIO


     OMAHA, NE and RALEIGH, NC--July 27, 1998--ConAgra, Inc. (NYSE: CAG) and GoodMark Foods, Inc. (Nasdaq/NMS; GDMK), today jointly announced that each share of common stock of GoodMark would be exchanged for 1.08108 shares of ConAgra common stock if their proposed merger occurs on July 31, 1998.

     In addition to the approval of the holders of shares representing at least a majority of the GoodMark common stock at the special meeting on July 31, 1998, the merger is also subject to certain customary closing conditions.

     Raleigh-based GoodMark Foods is a leading producer and marketer of branded meat snacks. Its principal brands include Slim Jim(R), Penrose(R), Rough Cut(R) and Pemmican(R) meat snacks and Andy Capp's(R) grain snacks.

     Omaha-based ConAgra is a diversified international food company with operations spanning the food chain from crop inputs to branded consumer products. SOURCE ConAgra, Inc. CONTACT: Media: Lynn Phares, 402-595-4153,
Analysts: Walt Casey, 402-595-4154, both of ConAgra; or Paul Brunswick of GoodMark, 919-790-6511.